CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report, dated October 29, 2004, relating to the consolidated financial statements of ESSA Bank & Trust as of September 30, 2004 and for the year then ended in the Pre-Effective Amendment No. 1 to the Registration Statement of Form S-1.

We also consent to the reference to us under the caption “Experts” in the Prospectus:

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Harrisburg, Pennsylvania

January 18, 2007